Exhibit 21
                 Subsidiaries of the Registrant

Subsidiary                                  Jurisdiction of Incorporation

HTCC Consulting Rt.                         Hungary

Hungarotel Tavkozlesi Rt.                   Hungary

Kelet-Nograd Com Rt.                        Hungary

Papa es Tersege Telefon Koncesszios Rt.     Hungary

Pilistav Rt.                                Hungary

Raba Com Rt.                                Hungary

Telebud (CI) Ltd.                           Channel Islands, Great Britain